UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

AKEENA SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-130906	20-5132054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
605 University Avenue, Los Gatos, CA		95032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 395-7774

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 7, 2006, we accepted subscriptions for 27.6 units (‘‘Units’’), each unit consisting of 25,000 shares of our common stock, par value $0.001 per share, for a purchase price of $25,000 per unit from accredited investors in a private placement pursuant to the terms of a Confidential Private Offering Memorandum, dated July 7, 2006, as supplemented (the ‘‘Memorandum’’). We received aggregate gross proceeds from the sales of the Units of $690,000. We had previously sold 101.1 Units for aggregate gross proceeds of $2,527,500 pursuant to the Memorandum on August 11, 2006, as reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the ‘‘SEC’’) on August 14, 2006, as amended by our Current Report on Form 8-K/A filed with the SEC on August 28, 2006.

The sales were made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Units and the common stock comprising the Units were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder and corresponding provisions of state securities laws that exempt transactions by an issuer not involving any public offering.

A placement agent sold 8 Units for a total of $200,000. In connection with such sales, we paid the placement agent a cash fee of $12,000 and issued warrants to purchase 12,000 shares of our common stock. The placement agent previously sold 33 Units and, in connection therewith, we paid the placement agent a cash fee of $49,500 and issued warrants to purchase 49,500 shares of our common stock.

The Company has agreed to file a ‘‘resale’’ registration statement with the SEC covering all shares of common stock sold in the private placement on or before the date that is 90 days after September 7, 2006, the Termination Date of the private placement. The Company will use its reasonable best efforts to maintain the effectiveness of the ‘‘resale’’ registration statement from the effective date through and until 18 months after the earlier of the date of the Registration Rights Agreement and the termination date of the offering unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the Units. The Company has agreed to use its reasonable best efforts to have such ‘‘resale’’ registration statement declared effective by the SEC as soon as possible and, in any event, within 120 days after the initial filing date.

Should the Company fail to file the registration statement by the 90th day following the termination date of the offering, or to respond to the initial comments of the SEC within 21 days after receipt, or exercise our reasonable best efforts to cause the registration statement to be declared effective by the SEC within 120 days of filing, then we will be obligated to pay to each purchaser of Units a fee of 1% of the purchaser’s investment, payable in cash or common stock at Fair Market Value (as defined in the Registration Rights Agreement) at the discretion of the Company (up to a maximum of 6%) for each 30 day period (prorated for partial periods) that such failure continues uncured.

The foregoing description of registration rights is qualified in its entirety by reference to the Registration Rights Agreement incorporated herein by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on August 14, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Akeena Solar, Inc. Private Placement Subscription Agreement (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on August 28, 2006).
10.2	Form of Akeena Solar, Inc. Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed on August 28, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2006	AKEENA SOLAR, INC.
	By:	/s/ David Wallace
David Wallace
Chief Financial Officer